Exhibit 99.2

                 CORECOMM LIMITED ANNOUNCES PRIVATE PLACEMENT OF
                         CONVERTIBLE SUBORDINATED NOTES

     New York, New York; (September 23, 1999) - CoreComm Limited (NASDAQ:"COMM") announced that it intends to commence a private placement of Convertible Subordinated Notes Due 2006 (the "Convertible Notes"). The Company intends to raise approximately $125 million of gross proceeds from the sale of the Convertible Notes. The proceeds from the sale of the Convertible Notes will be used for working capital and other general corporate purposes. The Convertible Notes will not be and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the Convertible Notes will be offered and sold within the United States under Rule 144A only to "qualified institutional buyers".


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     For further information contact: Michael A. Peterson,  Director - Corporate
Development; Kathleen Makrakis, Director-Investor Relations or Richard J. Lubasch, Senior Vice President - General Counsel (212)-906-8457